Exhibit 99.1

Twinlab to Streamline Operations to Maximize Shareholder Value

BOCA RATON, Fla., January 26, 2018 (GLOBE NEWSWIRE) – Twinlab Consolidated Holdings, Inc. (OTCPK:TLCC) announced yesterday, as part of improving operational efficiencies, it will transition the manufacturing of the balance of its products to strategic manufacturing partners. As a result, we expect operations at the Company’s American Fork, Utah facility will cease during the first half of 2018.

“We are streamlining our supply chain utilizing the model of our award-winning NutraScience Labs division. This allows access to exclusive technologies, processes, and capacity to deliver excellence in customer service and care while at the same time optimizing our cost structure in support of investment behind our brands. Twinlab is one of the world’s most recognized supplement brands, and both the Reserveage Nutrition and Alvita brands are known market leaders. Our focus, resources, and operations will be directed toward continuing to innovate and grow market share within our leading consumer branded products,” stated CEO, Naomi Whittel.

About Twinlab Consolidated Holdings, Inc.

Twinlab Consolidated Holdings, Inc. ("TLCC") is the parent holding company of Twinlab Consolidation Corporation, an industry-focused health and wellness company committed to developing top brands. TLCC has a portfolio of products that are made in America using the finest ingredients from around the world. In addition to its namesake brand, Twinlab®, established in 1968, TLCC, through TCC and its subsidiaries, also manufactures and sells other well-known category leaders including the Metabolife® line of diet and energy products; the Twinlab® Fuel line of sports nutrition products; Alvita® teas, established in 1922 as a single-herb tea line; and premium nutritional and anti-aging / wellness supplements under the award winning Reserveage™ Nutrition family of brands. TCC also owns NutraScience Labs, a contract manufacturer. Visit www.tchhome.com for more information.

Forward-Looking Statements

Certain of the statements in this release including those relating to or anticipating the timing of the transition of the Company’s manufacturing of products at its American Fork, Utah facility (the “Facility”) to strategic manufacturing partners and ceasing operations at the Facility during the first half of 2018, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about the Company’s business and its industry, management's beliefs and certain assumptions made by the Company and its management. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the statements. These risks and uncertainties include the Company’s ability to transition the manufacturing of products at the Facility to strategic manufacturing partners and cease operations at the Facility without significant delays or obstacles, the outcome of alternatives pursued by the Company to provide greater value to its stockholders, potential disruptions in the Company’s supply chain, the Company’s relationships with its customers, the Company’s successful development and market acceptance of new products, the competitive environment, and other risks and uncertainties described in the Company's Form 10-K, as amended, for the year ended December 31, 2016, and other filings with the Securities and Exchange Commission. For these reasons, readers are cautioned not to place undue reliance on the Company’s forward-looking statements. Any forward-looking statement that the Company makes speaks only as of the date of such statement, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.